As filed with the U.S. Securities and Exchange Commission on July 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1161641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5291 California Avenue, Suite 350 Irvine, California	92617
(Address of Principal Executive Offices)	(Zip Code)

Veritone, Inc. Second Amended and Restated 2023 Equity Incentive Plan

(Full title of the plan)

Ryan Steelberg

Chief Executive Officer

Veritone, Inc.

5291 California Avenue, Suite 350

Irvine, California 92617

(Name and address of agent for service)

(888) 507-1737

(Telephone number, including area code, of agent for service)

Copies to:

Michael L. Zemetra Chief Financial Officer Veritone, Inc. 5291 California Avenue, Suite 350 Irvine, California 92617 (888) 507-1737	John-Paul Motley Logan Tiari Cooley LLP 350 S. Grand Avenue, Suite 3200 Los Angeles, California 90071 (213) 561-3250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Veritone, Inc. (the “Registrant” or the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the offering of an additional 3,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant, pursuant to the Veritone, Inc. Second Amended and Restated 2023 Equity Incentive Plan (as amended, the “2023 Plan”).

The Registrant previously registered shares of its Common Stock for issuance under the 2023 Plan on Registration Statements on Post-Effective Amendments No. 1 to Registration Statements on Form S-8 (File Nos. 333-217990, 333-227477, 333-237114, 333-253961, 333-262499 and 333-271032) filed with the SEC on June 21, 2023, and on Registration Statements on Form S-8 filed with the SEC on June 21, 2023 (File No. 333-272791) and April 15, 2026 (File No. 333-295066) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC, are incorporated by reference into this Registration Statement:

(i)

the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026, and Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on April 29, 2026;

(ii)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

(iii)

the Company’s Current Reports on Form 8-K filed with the SEC on April  14, 2026, April  28, 2026, May  21, 2026, June  10, 2026 and July 10, 2026 (each to the extent the information in such reports is filed and not furnished); and

(iv)

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38093), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 11, 2017, as updated by the description of the Company’s common stock contained in the Company’s Annual Report on Form 10-K for the year ended December  31, 2025, filed with the SEC on April 15, 2026.

In addition, all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded, or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes, or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

3.1	Fourth Amended and Restated Certificate of Incorporation of Veritone, Inc.	8-K	001-38093	3.1	6/16/2025

3.2	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Veritone, Inc.	8-K	001-38093	3.1	7/10/2026

3.3	Amended and Restated Bylaws of Veritone, Inc.	8-K	001-38093	3.2	5/23/2017

4.1	Specimen Stock Certificate evidencing the shares of the Registrant’s common stock.	S-1/A	333-216726	4.1	4/28/2017

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.2	Description of Registrant’s securities registered under Section 12 of the Exchange Act.	10-K	001-38093	4.3	4/15/2026

4.3	Indenture, dated as of November 19, 2021, by and among Veritone, Inc. and U.S. Bank National Association, as trustee.	8-K	001-38093	4.1	11/22/2021

4.4	Form of Warrant issued pursuant to Term Loan.	8-K	001-38093	4.1	12/14/2023

4.5	Registration Rights Agreement, dated December 13, 2023, by and among Veritone, Inc. and the investors identified therein.	8-K	001-38093	4.2	12/14/2023

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

99.1	Second Amended and Restated 2023 Equity Incentive Plan.	8-K	001-38093	10.1	7/10/2026

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on this 14th day of July, 2026.

VERITONE, INC.

By:	/s/ RYAN STEELBERG
Ryan Steelberg
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan Steelberg and Michael L. Zemetra, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RYAN STEELBERG	President and Chief Executive Officer	July 14, 2026
Ryan Steelberg	(Principal Executive Officer and Director)

/s/ MICHAEL L. ZEMETRA	Executive Vice President, Chief Financial Officer and Treasurer	July 14, 2026
Michael L. Zemetra	(Principal Financial and Accounting Officer)

/s/ MICHAEL KEITHLEY	Director	July 14, 2026
Michael Keithley

/s/ KNUTE P. KURTZ	Director	July 14, 2026
Knute P. Kurtz

/s/ FRANCISCO MORALES	Director	July 14, 2026
Francisco Morales

/s/ RICHARD H. TAKETA	Director	July 14, 2026
Richard H. Taketa

/s/ MICHAEL ZILIS	Director	July 14, 2026
Michael Zilis

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